Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 Nos. 333-127634, 333-138047, and 333-140432) of NuVasive, Inc.,

(2) Registration Statement (Form S-8 No. 333-116546) pertaining to the 1998 Stock Option/Stock Issuance Plan, 2004 Equity Incentive Plan, and 2004 Employee Stock Purchase Plan of NuVasive, Inc.,

(3) Registration Statement (Form S-8 Nos. 333-149478, 333-172465, 333-186896 and 333-193705) pertaining to the 2004 Equity Incentive Plan, as amended and restated, and 2004 Employee Stock Purchase Plan of NuVasive, Inc.,

(4) Registration Statement (Form S-8 Nos. 333-196141 and 333-213476) pertaining to the 2014 Equity Incentive Plan of NuVasive, Inc., and

(5) Registration Statement (Form S-8 No. 333-209489) pertaining to the Ellipse Technologies, Inc. 2015 Incentive Award Plan;

of our reports dated February 25, 2021, with respect to the consolidated financial statements of NuVasive, Inc. and the effectiveness of internal control over financial reporting of NuVasive, Inc. included in this Annual Report (Form 10-K) of NuVasive, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

San Diego, California

February 25, 2021